UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 14, 2009
GenCorp Inc.
(Exact name of registrant as specified in its charter)
Ohio	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Highway 50 and Aerojet Road, Rancho Cordova, California		95742
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code
916-355-4000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On December 14, 2009, GenCorp Inc. (“GenCorp”) issued a press release announcing its intent to offer up to $125 million aggregate principal amount of convertible subordinated debentures, plus a grant to initial purchasers of an option to purchase an additional $18.75 million aggregate principal amount of the debentures to cover any over-allotments, in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of refinancing certain of its outstanding indebtedness.  A copy of the press release is attached hereto as Exhibit 99.1.

GenCorp is furnishing the information contained in this Current Report on Form 8-K pursuant to Item 7.01 in the event such information could be required to be disclosed by Regulation FD.  Such information (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated December 14, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENCORP INC.

	By:	/s/ Kathleen E. Redd

	Name:	Kathleen E. Redd
	Title:	Vice President, Chief Financial Officer
and Secretary

Dated: December 14, 2009

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 14, 2009.